UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 21, 2026

NBT BANCORP INC.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	000-14703 (Commission File Number)	16-1268674 (I.R.S. Employer Identification No.)

52 South Broad Street, Norwich, New York 13815
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (607) 337-2265

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐
Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

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Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐
Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐
Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of class	Trading Symbol	Name of exchange on which registered
Common Stock, par value $0.01 per share	NBTB	The NASDAQ Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02
Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On September 21, 2026, the Board of Directors (the “Board”) of NBT Bancorp Inc. (“NBT”) increased the size of the Board to thirteen directors and appointed Kimberly A. Boynton to fill the newly created vacancy, effective October 1, 2026.

Ms. Boynton, age 57, is a licensed real estate agent with Cushman & Wakefield | Pyramid Brokerage Company specializing in office and industrial real estate in upstate New York. Ms. Boynton previously served as President and Chief Executive Officer of Crouse Health, as well as Vice President of the Crouse Health Foundation, from January 2014 until March 2023. She began her career at Crouse in 1998 and served as Chief Financial Officer from 2003 until her appointment as Chief Executive Officer. Prior to joining Crouse Health, she worked in public accounting with Coopers & Lybrand in Syracuse, New York. Ms. Boynton has extensive experience serving on boards for business, nonprofit and community organizations, including serving as a director for a smaller bank holding company in Central New York. She has served on the Board of Trustees of SCR, Inc., a national defense contractor, since 2016 and is currently Vice Chairperson. She has also served on the Board of Directors of Byrne Dairy, Inc. since October 2023, AAA of Western and Central New York since 2005, AAA National since May 2024, NYSTEC (a nonprofit technology consulting organization) since 2024, The Century Club of Syracuse since January 2024, and Christian Brothers Academy since 2010.

Ms. Boynton’s strong background in executive leadership in healthcare, financial management, board governance and commercial real estate will bring valuable perspective to the Board on the Central New York business community, the regional economy and the needs of the local communities NBT serves.

The Board has determined that Ms. Boynton meets the standards of independence set forth by Nasdaq. Ms. Boynton is expected to serve on the Audit Committee, the Compensation and Benefits Committee and the Risk Management Committee of the Board.

There are no transactions between Ms. Boynton or any member of her immediate family and NBT that would be reportable as a related party transaction under Item 404(a) of Regulation S-K. Ms. Boynton was not selected as a director because of any arrangement or understanding between Ms. Boynton or NBT and any other person and was not provided any compensation in connection with her appointment as a director.

Ms. Boynton will be entitled to standard compensation as a director of NBT as disclosed in the proxy statement for NBT’s annual meeting of stockholders. She will receive a prorated annual grant of restricted stock units and prorated annual retainers for Board and applicable committee service.

Item 9.01
Financial Statements and Exhibits.

(d)
Exhibits.

Exhibit No.	Description

99.1	Press release of NBT Bancorp Inc. dated September 21, 2026
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NBT BANCORP INC.

Date: September 21, 2026	By:	/s/ Annette L. Burns
Annette L. Burns
Executive Vice President and Chief Financial Officer